Exhibit 99.9

Registered	”	200
FSFM of Russia
(Name of state registering authority)

(signature of authorised representative)

(seal of registering authority)

REPORT
on the results of the additional securities issue by

Open Joint Stock Company Polymetal

Of eighty four million, three hundred and seventy four thousand (84,375,000) ordinary registered uncertificated shares each with a nominal value of zero roubles twenty kopecks (0.2 roubles) under a closed offering registered under state registration number for the additional securities issue

1 – 0 2 – 0 0 4 1 2 – D – 0 0 2 D

Date of state registration of the additional securities issue

13 August 2009

Approved by resolution of the general director of Open Joint Stock Company Polymetal

Approved 26 October 2009	Order dated 26 October 2009	No. 26/10/2009

Location of issuer: Prospekt Narodnogo Opolcheniya, 2, 198216 Saint Petersburg, Russia

Contact telephone: +7 (812) 334-36-66

Fax: +7 (812) 320-83-25

Chief Executive Officer Open Joint Stock Company Polymetal	/s/ V.N. Nesis	V. N. Nesis
	(signature)	(Full name)

Date 26 October 2009	Seal

Head Accountant Open Joint Stock Company Polymetal	/s/ T. L. Tertyshinaya	T. L. Tertyshinaya
	(signature)	(Full name)

Date 26 October 2009

NOTICE TO US INVESTORS

THE CLOSED SHARE SUBSCRIPTION OF NEW SHARES IN OPEN JOINT STOCK COMPANY POLYMETAL AND THE RESULTING OFFERING OF PRE-EMPTIVE RIGHTS TO ACQUIRE NEW SHARES IN OPEN JOINT STOCK COMPANY POLYMETAL (THE “CLOSED SHARE SUBSCRIPTION” AND THE “RIGHTS OFFERING” AND TOGETHER THE “ISSUANCE”) ARE MADE FOR THE SECURITIES OF A COMPANY ORGANIZED IN THE RUSSIAN FEDERATION. ACCORDINGLY, THE ISSUANCE IS SUBJECT TO THE DISCLOSURE REQUIREMENTS AND PRACTICES APPLICABLE IN RUSSIA, WHICH ARE DIFFERENT FROM THOSE OF THE UNITED STATES. CERTAIN FINANCIAL INFORMATION INCLUDED IN THIS RELEASE HAS BEEN PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES APPLICABLE IN RUSSIA, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL INFORMATION OF US COMPANIES OR COMPANIES WHOSE FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES.

IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE THEIR RIGHTS AND ANY CLAIM THEY MAY HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS. OPEN JOINT STOCK COMPANY POLYMETAL IS A RUSSIAN COMPANY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF COUNTRIES OTHER THAN THE UNITED STATES. INVESTORS MAY NOT BE ABLE TO SUE A NON-US COMPANY OR ITS OFFICERS OR DIRECTORS IN A NON-US COURT FOR VIOLATIONS OF THE US SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-US COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A US COURT’S JUDGMENT.

IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT OF 1933, AS AMENDED, PROVIDED BY RULE 801 THEREUNDER WITH RESPECT TO THE NEW SHARES TO BE OFFERED IN CONNECTION WITH THE ISSUANCE, OPEN JOINT STOCK COMPANY POLYMETAL WILL SUBMIT TO THE US SECURITIES AND EXCHANGE COMMISSION ANY INFORMATIONAL DOCUMENT IT PUBLISHES OR OTHERWISE DISSEMINATES TO HOLDERS OF OPEN JOINT STOCK COMPANY POLYMETAL SHARES RELATED TO THE ISSUANCE.

1. Form, category (type) of securities: ordinary registered shares

2. Form of securities: uncertificated

3. Means of offering securities: closed subscription

4. Actual duration of securities offering:

Actual commencement date for securities offering (date of signing first agreement on alienation of a security (securities)):

12 October 2009

Actual completion date for securities offering (date of making the final entry to the personal account (depo account) of an individual acquiring securities): 23 October 2009

Actual period of effecting priority right:

•                  date on which the shareholding company first received application to acquire securities under a priority right: 14 September 2009;

•                  date on which the final application to acquire securities under a priority right was received: 7 October 2009

5. Nominal value of each security

0 roubles twenty kopecks (0.2 roubles) each

6. Number of securities offered

Total number of securities offered: Eighty four million, three hundred and seventy five thousand (84,375,000)

In accordance with the resolution of the extraordinary general shareholders meeting of OAO Polymetal dated 19 June 2009 to increase the charter capital of OAO Polymetal and with clause 8.3 of the Resolution on the Additional Securities Issue approved by the Board of Directors of OAO Polymetal on 26 June 2009, where shares are paid for by means of non monetary funds, a participant to the subscription must settle the difference between the cost of the placed shares acquired and the property contributed as payment for them; it is necessary to acquire the corresponding total number of shares using monetary funds in Russian roubles if the value of the property transferred by the participant as payment for the additional shares, for which an application has been submitted and an agreement entered into, is not equal to the price for the shares placed.  Consequently, when establishing the actual number of placed securities paid for using monetary funds and the actual number of placed securities paid for using other property, the decimal numbers shown below were formed.  Furthermore, decimal shares were not actually formed when offering the additional shares and each participant in the subscription received an integral number of placed additional shares.

Actual number of securities placed and settled using monetary funds: Sixty six million, eight hundred and seventy five thousand (66,875,000) and the product of eight thousand and sixty four divided by twenty seven thousand and eight hundred (8064/27800)

Actual number of securities placed and settled using other property: Seventeen million four hundred and ninety nine thousand, nine hundred and ninety nine (17,499,999) and the product of nineteen thousand, seven hundred and thirty six divided by twenty seven thousand and eight hundred (19736/27800)

Actual number of securities placed using priority right to obtain additional shares: Nine million, five hundred and twenty four thousand and six hundred and forty three (9,524,643)

Number of decimal shares placed: 0

Total nominal cost of placed decimal shares: 0 roubles

7. Price (prices) of offered securities

Offering price, roubles	Number of securities placed at the stated price, items
Two hundred and seventy eight (278)	Eighty four million, three hundred and seventy five thousand (84,375,000)

The price of shares placed under the additional share issue was established by resolution of the Board of Directors of Open Joint Stock Company Polymetal (herein also “OAO Polymetal” and the “Issuer”) dated 19 August 2009 (Minutes No. 13/2009 dated 19 August 2009).

8. Total amount received for securities offered

In accordance with the resolution of the extraordinary general shareholders meeting of OAO Polymetal dated 19 June 2009 to increase the charter capital of OAO Polymetal and with clause 8.3 of the Resolution on the Additional Securities Issue approved by the Board of Directors of OAO Polymetal on 26 June 2009, when shares are paid for using non monetary funds, a participant to the subscription must settle the difference between the cost of the placed shares acquired and the property contributed as payment for them.  It is necessary to acquire the corresponding total number of shares using monetary funds in Russian roubles if the value of the property transferred by the participant as payment for the additional shares, for which an application has been submitted and an agreement entered into, is not equal to the price for the shares placed.  Consequently, the amount of monetary funds contributed in roubles as payment for the offered securities and the value of other property contributed as payment for the securities if taken separately is not equal to the price for the securities offered shown above.  Furthermore the total sum (value) of property in roubles (both monetary funds in roubles and the value of other property (tangible and intangible assets)) contributed as payment for securities placed multiplied by the price of the securities is equal to the multiple of the price for placing one additional share times the total number of additional shares placed.

a) the total sum (value) of property in roubles (including monetary funds in roubles, the sum of foreign currency at the rate of the Central Bank of Russia at the time when the contribution was made and the value of other property (tangible and intangible assets)) contributed as payment for securities placed: twenty three billion, four hundred and fifty six million, two hundred and fifty thousand (23,456,250,000) roubles

b) amount of monetary funds in roubles contributed as payment for securities placed: Eighteen billion, five hundred and ninety one million, two hundred and fifty thousand and eighty roubles and sixty four kopecks (18,591,250,080.64)

c) amount of foreign currency, expressed in roubles at the rate of the Central Bank of Russia at the time the contribution was made (provided in the bank responsible for transferring the monetary funds in foreign currency to the bank account of the issuer or broker in foreign currency), contributed as payment for securities placed: 0 roubles

d) value of other property (material and non-material shares) expressed in roubles, contributed as payment for securities placed: Four billion, eight hundred and sixty four million, nine hundred and ninety nine thousand, nine hundred and nineteen roubles and thirty six kopecks (4,864,999,919.36).

9. Number of securities not placed which shall invalidate the securities issue: No such number was established

10. Number of placed and unplaced securities under the issue (additional issue)

For placed securities under the additional issue as a percentage of the total number of securities under the issue: 100%

Number of unplaced securities under the additional issue of the total number of securities under the issue: 0%

11. Major transactions of the Issuer, as well as transactions which involved an interested party of the Issuer, completed whilst placing the securities:

11.1.        Major transactions: The Issuer did not enter into any major transactions, which required approval under the requirements of federal laws as part of the share offering.

11.2.           Transactions to which the Issuer was an interested party:

11.2.1.        Type of transaction: Transaction in which there was an interested party

Transaction completion date: 15 October 2009

Full company name of the legal entity which initially owned the securities placed under the transaction: Open Joint Stock Company Polymetal Management Company

Abbreviated company name of the legal entity which initially owned the securities placed under the transaction: OAO Polymetal Management Company

Location of the legal entity which initially owned the securities placed under the transaction: Prospect Norodnogo Opolcheniya, 2, 198216 Saint Petersburg, Russia

Number of securities placed under the transaction: 57,350,357

Individual considered an interested party to the transaction on the part of the Issuer:

• Full name: Vitaliy Natanovich Nesis

Grounds on which the party is an interested party to the transaction: Vitaliy Natanovich Nesis is a member of the Issuer’s Board of Directors, performs the functions of the sole executive body of the Issuer (is chairman of the Issuer’s management board) and furthermore performs the functions of the sole executive body of OAO Polymetal Management Company, a party to the transaction.

• Full company name of legal entity considered an interested party to the transaction on the part of the Issuer: POWERBOOM INVESTMENTS LIMITED

Abbreviated name of the legal entity considered an interested party to the transaction on the part of the Issuer: POWERBOOM INVESTMENTS LIMITED (no abbreviated name is provided in the charter documents of the company)

Location of legal entity considered an interested party to the transaction on the part of the Issuer: 3 Themistokli Dervi Street, Julia House, P.C. 1066, Nicosia, Cyprus

Grounds on which the party is an interested party to the transaction: the entity is a shareholder of the Issuer owning more than 20% of voting shares in the Issuer and furthermore, its affiliate owns more than 20% of shares in OAO Polymetal Management Company, a party to the transaction.

• Full company name of legal entity considered an interested party to the transaction on the part of the Issuer: PEARLMOON LIMITED

Abbreviated name of the legal entity considered an interested party to the transaction on the part of the Issuer: PEARLMOON LIMITED (no abbreviated name is provided in the charter documents of the company)

Location of legal entity considered an interested party to the transaction on the part of the Issuer: 12 Esperidon Street, 4th Floor, 1087 Nicosia, Cyprus

Grounds on which the party is an interested party to the transaction: The entity is a shareholder in the Issuer owning more than 20% of voting shares in the Issuer and furthermore its affiliate owns more than 20% of shares in OAO Polymetal Management Company, a party to the transaction.

Details of approval granted to the transaction by the authorised management body of the Issuer: The interested party transaction was approved on 25 September 2009 by an extraordinary shareholders meeting of the Issuer (Minutes No. 6/2009 dated 2 October 2009).

12. Details of individuals registered in the Issuer’s shareholders register

Details are provided as at the actual date of completing the securities offering on  23 October 2009

a) shares comprising at least 2% of the charter capital in the Issuer, stating the participation share in the charter capital of the Issuer:

MBC DEVELOPMENT LIMITED (no Russian name is provided in the charter documents)	5.55%
ING BANK (EURASIA) ZAO (CLOSED JOINT STOCK COMPANY) (nominal holder)	2.19%
Joint Stock Commercial Savings Bank of the Russian Federation (Open Joint Stock Company) (nominal holder)	52.7%
Closed Joint Stock Company The National Depository Center (nominal holder)	4.01%
Limited Liability Company Deutsche Bank (nominal holder)	15.48%
Limited Liability Company Investment Company Standard (nominal holder)	2.5%
Open Joint Stock Company Polymetal Management Company	14.36%

b) ordinary shares comprising at least 2% of ordinary shares in the Issuer, stating the share of ordinary shares owned in the Issuer:

MBC DEVELOPMENT LIMITED (no Russian name is provided in the charter documents)	5.55%
ING BANK (EURASIA) ZAO (CLOSED JOINT STOCK COMPANY) (nominal holder)	2.19%
Joint Stock Commercial Savings Bank of the Russian Federation (Open Joint Stock Company) (nominal holder)	52.7%
Closed Joint Stock Company The National Depository Center (nominal holder)	4.01%
Limited Liability Company Deutsche Bank (nominal holder)	15.48%
Limited Liability Company Investment Company Standard (nominal holder)	2.5%
Open Joint Stock Company Polymetal Management Company	14.36%

c) Certified securities converted into shares in the Issuer, if the number of shares registered in the name of such entity following the conversion, together with the shares previously registered in the name of such entity, constitutes at least 2% of the Issuer’s charter capital stating the participation share in the charter capital of the entity: Conversion of certified securities into shares in the Issuer was not permitted.

d) certified securities convertable into ordinary shares in the Issuer, if the number of ordinary shares registered in the name of such entity following the conversion, together with the ordinary shares previously registered in the name of such entity, constitutes at least 2% of the Issuer’s charter capital stating the amount of ordinary shares held in the Issuer: Conversion of certified securities into ordinary shares in the Issuer was not permitted.

13. Details of individuals sitting on the management board of the Issuer

1.                           Full name: Ilya Arturovich Yuzhanov

Position held in the Issuer: Chairman of the Board of Directors

Positions held in other organisations including the position of board member (supervisory board) and/or other management boards of commercial and non-commercial organisations as well as positions in state bodies of power and local government:

Organisation	Address	Position held
NOMOS BANK (OAO)	Ulitsa Verkhnyaya Radyshevskaya, 3, Stroenie 1, 109240 Moscow, Russia	Member of the supervisory board
OAOUralkalii	Ulitsa Pyatiletki 63, Berezniki, 618426, Perm Krai, Russia	Member of the board of directors
AK Aprosa	1st Kazachii Perulok, 10/12, 119017 Moscow, Russia	Member of the supervisory board

Branch of Limited Liability Company Orkla Foods CIS A AS (Norway)	Ploschad Evropy, 2, 121059 Moscow, Russia	Member of the Russian Board of Consultants

Participation share in the charter capital of the Issuer: 0%

Percentage of ordinary shares held in the Issuer: 0%

Percentage of ordinary shares held in the Issuer into which his securities convertible into ordinary shares may be converted, as a percentage of the total number of the placed ordinary shares and the number of ordinary shares into which the securities convertible into the issuer’s ordinary shares may be converted: No securities convertible into ordinary shares in the Issuer have been issued.

2.                           Full name: Marina Vyacheslavovna Gönberg

Position held in the Issuer: Member of the Board of Directors

Positions held in other organisations including the position of board member (supervisory board) and/or other management boards of commercial and non-commercial organisations as well as positions in state bodies of power and local government:

Organisation	Address	Position held
OOO Infins	Ulitsa Dolgorukovsksaya 7, 103006 Moscow, Russia	General Director (Secondary employment)
OAOZhelesobeton	Ulitsa Betonnaya 1, Staraya Kupavna, Noginskii Raion, 142450, Moscow Region, Russia	Member of the board of directors
MLP- Invest Limited	Trident Chambers, Wickhams Cay P.O. Box 1446, Road Town, Tortola, British Virgin Islands	Member of the board of directors
GLP (Global Logistic Partnership) Limited	Trident Chambers, Wickhams Cay P.O. Box 1446, Road Town, Tortola, British Virgin Islands	Member of the board of directors
Limited Liability Company A&HH Advisor Limited (Cyprus) Moscow Branch	Ovchinnikovskaya Naberezhnaya, 20/1, 115035 Moscow, Russia	Branch director
MozaikHoldingsLtd	Trident Chambers, P.O. Box 1446, Road Town, Tortola, British Virgin Islands	Member of the board of directors

Participation share in the charter capital of the Issuer: 0%

Percentage of ordinary shares held in the Issuer: 0%

Percentage of ordinary shares held in the Issuer into which his securities may be converted into ordinary shares, as a percentage of the total number of the placed ordinary shares and the number of ordinary shares into which the securities convertible into the issuer’s ordinary shares may be converted: No securities convertible into ordinary shares in the Issuer have been issued.

3.                           Full name: Sergei Mikhailovich Areshev

Position held in the Issuer: Member of the Board of Directors

Positions held in other organisations including the position of board member (supervisory board) and/or other management boards of commercial and non-commercial organisations as well as positions in state bodies of power and local government:

Organisation	Address	Position held
ZAO IST	23rd Liniya V. O., 2, 199106 Saint Petersburg, Russia	Lawyer to the legal department

Participation share in the charter capital of the Issuer: 0.0027%

Percentage of ordinary shares held in the Issuer: 0.0027%

Percentage of ordinary shares held in the Issuer into which his securities may be converted into ordinary shares, as a percentage of the total number of the placed ordinary shares and the number of ordinary shares into which the securities may be converted into the issuer’s ordinary shares: No securities convertible into ordinary shares in the Issuer have been issued.

4.                           Full name: Jonathan Best

Position held in the Issuer: Member of the Board of Directors

Positions held in other organisations including the position of board member (supervisory board) and/or other management boards of commercial and non-commercial organisations as well as positions in state bodies of power and local government:

Organisation	Address	Position held
AngloGold Ashanti Holdings Plc	Falcon Cliff, Palace Road, Douglas, Isle of Man United Kingdom	Member of the board of directors
Sentula Mining Limited	Ground Floor, Building 14, The Woodlands Office Park, Woodlands Drive, Woodmead 2196 Johannesburg South Africa	Member of the board of directors
Metair Investments Limited	10 Anerley Road, Parktown, 2193 Johannesburg South Africa	Member of the board of directors

Participation share in the charter capital of the Issuer: 0%

Percentage of ordinary shares held in the Issuer: 0%

Percentage of ordinary shares held in the Issuer into which his securities may be converted into ordinary shares, as a percentage of the total number of the placed ordinary shares and the number of ordinary shares into which the securities may be converted into the issuer’s ordinary shares: No securities convertible into ordinary shares in the Issuer have been issued.

5.                           Full name: Vitaliy Natanovich Nesis

Position held in the Issuer: Member of the Board of Directors, General Director (CEO)

Positions held in other organisations including the position of board member (supervisory board) and/or other management boards of commercial and non-commercial organisations as well as positions in state bodies of power and local government:

Organisation	Address	Position held
OAO Polymetal Management Company	Prospekt Narodnogo Opolcheniya, 198216 Saint Petersburg, Russia	General Director

Participation share in the charter capital of the Issuer: 0.7512%

Percentage of ordinary shares held in the Issuer: 0.7512%

Percentage of ordinary shares held in the Issuer into which his securities may be converted into ordinary shares may be converted, as a percentage of the total number of the placed ordinary shares and the number of ordinary shares into which the securities may be converted into the issuer’s ordinary shares: No securities convertible into ordinary shares in the Issuer have been issued.

6.                           Full name: John O’Reilly

Position held in the Issuer: Member of the Board of Directors

Positions held in other organisations including the position of board member (supervisory board) and/or other management boards of commercial and non-commercial organisations as well as positions in state bodies of power and local government:

Organisation	Address	Position held
Nautilus Minerals NL	Nautilus Minerals Inc Suite 801, 141 Adelaide Street West Canada M5H 3L5	Member of the board of directors

Participation share in the charter capital of the Issuer: 0%

Percentage of ordinary shares held in the Issuer: 0%

Percentage of ordinary shares held in the Issuer into which his securities may be converted into ordinary shares, as a percentage of the total number of the placed ordinary shares and the number of ordinary shares into which the securities may be converted into the issuer’s ordinary: No securities convertible into ordinary shares in the Issuer have been issued.

7.                           Full name: Russell Skirrow

Position held in the Issuer: Member of the Board of Directors

Positions held in other organisations including the position of board member (supervisory board) and/or other management boards of commercial and non-commercial organisations as well as positions in state bodies of power and local government:

Organisation	Address	Position held
Pendlerow Pty Ltd.	67 Bay St., Mosman, NSW, 2088, Australia	Director

Participation share in the charter capital of the Issuer: 0%

Percentage of ordinary shares held in the Issuer: 0%

Percentage of ordinary shares held in the Issuer into which his securities may be converted into ordinary shares, as a percentage of the total number of the placed ordinary shares and the number of ordinary shares into which the securities may be converted into the issuer’s ordinary shares: No securities convertible into ordinary shares in the Issuer have been issued.

8.                           Full name: Martin Schaffer

Position held in the Issuer: Member of the Board of Directors

Positions held in other organisations including the position of board member (supervisory board) and/or other management boards of commercial and non-commercial organisations as well as positions in state bodies of power and local government:

Organisation	Address	Position held
OOO Home Credit and Finance Bank	Ulitsa Pravdy, 8, Korpus 1, 125040 Moscow, Russia	Vice chairman of the board
PPF GATE a.s	Praha 6, Evropská 2690/17, PSČ 160 41	Member of the supervisory board
OOO FOSBORN HOME	Ulitsa Novoryazanskaya, 18 Stroenie 3, 107078 Moscow, Russia	Member of the board of directors

Participation share in the charter capital of the Issuer: 0%

Percentage of ordinary shares held in the Issuer: 0%

Percentage of ordinary shares held in the Issuer into which his securities may be converted into ordinary shares, as a percentage of the total number of the placed ordinary shares and the number of ordinary shares into which the securities may be converted into the issuer’s ordinary shares: No securities convertible into ordinary shares in the Issuer have been issued.

9.                           Full name: Konstantin Periklovich Yanakov

Position held in the Issuer: Member of the Board of Directors

Positions held in other organisations including the position of board member (supervisory board) and/or other management boards of commercial and non-commercial organisations as well as positions in state bodies of power and local government:

Organisation	Address	Position held
ZAO IST	23rd Liniya V. O., 2, 199106 Saint Petersburg, Russia	Deputy general director for finance

Participation share in the charter capital of the Issuer: 0%

Percentage of ordinary shares held in the Issuer: 0%

Percentage of ordinary shares held in the Issuer into which his securities may be converted into ordinary shares, as a percentage of the total number of the placed ordinary shares and the number of ordinary shares into which the securities may be converted into the issuer’s ordinary shares: No securities convertible into ordinary shares in the Issuer have been issued.

10.                       a) Full name: Ashot Rafailovich Kachaturyants

Position held in the Issuer: Member of the Board of Directors

Positions held in other organisations including the position of board member (supervisory board) and/or other management boards of commercial and non-commercial organisations as well as positions in state bodies of power and local government:

Organisation	Address	Position held
Public-state association Vserossiskoe Fiskulturno-sportivnoe obschestvo Dinamo	Leningradskii Prospekt, 36, Stroenie 21, 125167, Moscow, Russia	1st Vice chairman of association
OOO Sberbank Kapital	Ulitsa Vavilova, 19, 117997 Moscow, Russia	General Director

Participation share in the charter capital of the Issuer: 0%

Percentage of ordinary shares held in the Issuer: 0%

Percentage of ordinary shares held in the Issuer into which his securities may be converted into ordinary shares may be converted, as a percentage of the total number of the placed ordinary shares and the number of ordinary shares into which the securities may be converted into the issuer’s ordinary shares: No securities convertible into ordinary shares in the Issuer have been issued.

b) Members of the collective executive body of the Issuer:

1.                             Full name: Vitaliy Natanovich Nesis

Position held in the Issuer: Member of the Board of Directors, General Director (CEO)

Positions held in other organisations including the position of member on a board of directors (supervisory board) and/or other management bodies of commercial and non-commercial organisations as well as positions in state authorities of power and local government:

Organisation	Address	Position held
OAO Polymetal Management Company	Prospekt Narodnogo Opolcheniya 2, 198216 Saint Petersburg, Russia	General Director

Participation share in the charter capital of the Issuer: 0.7512%

Percentage of ordinary shares held in the Issuer: 0.7512%

Percentage of ordinary shares held in the Issuer into which his securities may be converted into ordinary shares, as a percentage of the total number of the placed ordinary shares and the number of ordinary shares into which the securities may be converted into the issuer’s ordinary shares: No securities convertible into ordinary shares in the Issuer have been issued.

2.                           Full name: Igor Vladimirovich Venatovsky

Position held in the Issuer: Board member

Positions held in other organisations including the position of member on a board of directors (supervisory board) and/or other management bodies of commercial and non-commercial organisations as well as positions in state authorities of power and local government

Organisation	Address	Position held
OAO Polymetal Management Company	Prospekt Narodnogo Opolcheniya 2, 198216, Saint Petersburg, Russia	Advisor to the general director

Participation share in the charter capital of the Issuer: 0.0626%

Percentage of ordinary shares held in the Issuer: 0.0626%

Percentage of ordinary shares held in the Issuer into which his securities may be converted into ordinary shares, as a percentage of the total number of the placed ordinary shares and the number of ordinary shares into which the securities may be converted into the issuer’s ordinary shares: No securities convertible into ordinary shares in the Issuer have been issued.

3.                           Full name: Valerii Nikolaevich Tsyplakov

Position held in the Issuer: Board member

Positions held in other organisations including the position of member on a board of directors (supervisory board) and/or other management bodies of commercial and non-commercial organisations as well as positions in state authorities of power and local government:

Organisation	Address	Position held
ZAOPolymetal Engineering	Prospekt Narodnogo Opolcheniya, 198216, Saint Petersburg, Russia	Managing Director

Participation share in the charter capital of the Issuer: 0.0546%

Percentage of ordinary shares held in the Issuer: 0.0546%

Percentage of ordinary shares held in the Issuer into which his securities may be converted into ordinary shares, as a percentage of the total number of the placed ordinary shares and the number of ordinary shares into which the securities may be converted into the issuer’s ordinary shares: No securities convertible into ordinary shares in the Issuer have been issued.

4.                           Full name: Sergei Aleksandrovich Cherkashin

Position held in the Issuer: Board member

Positions held in other organisations including the position of member on a board of directors (supervisory board) and/or other management bodies of commercial and non-commercial organisations as well as positions in state authorities of power and local government:

Organisation	Address	Position held
OAO Polymetal Management Company	Prospekt Narodnogo Opolcheniya, 198216, Saint Petersburg, Russia	Chief financial officer
OAO Polymetal	Prospekt Narodnogo Opolcheniya, 198216, Saint Petersburg, Russia	Chief financial officer

Participation share in the charter capital of the Issuer: 0.0413%

Percentage of ordinary shares held in the Issuer: 0.0413%

Percentage of ordinary shares held in the Issuer into which his securities may be converted into ordinary shares, as a percentage of the total number of the placed ordinary shares and the number of ordinary shares into which the securities may be converted into the issuer’s ordinary shares: No securities convertible into ordinary shares in the Issuer have been issued.

c) Individual holding the position (performing the functions) of the sole executive body of the Issuer:

Full name: Vitaliy Natanovich Nesis

Position held in the Issuer: Member of the board of directors, General Director (CEO)

Positions held in other organisations including the position of board member (supervisory board) and/or other management boards of commercial and non-commercial organisations as well as positions in state bodies of power and local government:

Organisation	Address	Position held
OAO Polymetal Management Company	Prospekt Narodnogo Opolcheniya, 198216, Saint Petersburg, Russia	General Director

Participation share in the charter capital of the Issuer: 0.7512%

Percentage of ordinary shares held in the Issuer: 0.7512%

Percentage of ordinary shares held in the Issuer into which his securities may be converted into ordinary shares, as a percentage of the total number of the placed ordinary shares and the number of ordinary shares into which the securities may be converted into the issuer’s ordinary shares: No securities convertible into ordinary shares in the Issuer have been issued.